Exhibit 10.01
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 2, 2021, is entered into by and among Energy Transfer LP, a Delaware limited partnership (the “Parent”), and certain unitholders of Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), as set forth on Schedule I hereto (collectively, the “Holders” and each, individually, a “Holder”). Each party to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”

WHEREAS, this Agreement is made in connection with the entry into that certain Agreement and Plan of Merger, dated as of February 16, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the Parent, the Partnership, Elk Merger Sub, LLC (“LP Merger Sub”), Elk GP Merger Sub LLC (“GP Merger Sub”) and Enable GP, LLC (the “General Partner”), pursuant to which (i) LP Merger Sub will merge with and into the Partnership, with the Partnership surviving as a wholly-owned subsidiary of the Parent (the “Partnership Merger”), (ii) GP Merger Sub will merge with and into the General Partner (the “GP Merger”), with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of the Parent and (iii) by virtue of the Partnership Merger, the Holders will receive newly issued common units representing limited partner interests in the Parent (the “Parent Common Units”); and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement (the “Closing”) and, in connection with the Closing, the Parent and the Holders wish to enter into this Agreement to provide the Holders certain registration rights with respect to the Parent Common Units to be owned by the Holder following the Closing of the Partnership Merger.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Parent and the Holders hereby agree as follows:

ARTICLE I

DEFINITIONS

Section1.01Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Block Trade” shall have the meaning set forth in Section 2.03.

Exhibit 10.01
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

“Closing” shall have the meaning set forth in the recitals.

“Courts” shall have the meaning set forth in Section 3.15.

“Effectiveness Period” shall have the meaning set forth in Section 2.05(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“General Partner” shall have the meaning set forth in the recitals.

“GP Merger” shall have the meaning set forth in the recitals.

“GP Merger Sub” shall have the meaning set forth in the recitals.

“Governmental Authority” means any federal, state, local, municipal, foreign or multinational government, or any subsidiary body thereof or governmental or quasi-governmental authority of any nature, including, any governmental agency, branch, commission, department, official, or entity, any court, judicial authority, or other tribunal, and any arbitration body or tribunal.

“Holder” and “Holders” shall have the meaning set forth in the preamble.

“Law” means any applicable domestic or foreign federal, state, local, municipal, or other administrative order, constitution, law, order, policy, ordinance, rule, code, principle of common law, case, decision, regulation, statute, tariff or treaty, or other requirements with similar effect of any Governmental Authority or any binding provisions or interpretations of the foregoing.

“LP Merger Sub” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the SEC under Section 6(a) of the Exchange Act or (any successor to such Section)) that Parent shall designate as a National Securities Exchange for purposes of this Agreement.

“Other Holder” shall have the meaning set forth in Section 2.02(a).

“Parent” shall have the meaning set forth in the preamble.

“Parent Common Units” shall have the meaning set forth in the recitals.

“Parent Shelf Takedown Notice” shall have the meaning set forth in Section 2.01(b).

Exhibit 10.01

“Partnership” shall have the meaning set forth in the preamble.

“Partnership Merger” shall have the meaning set forth in the recitals.

“Party” and “Parties” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Registration” shall have the meaning set forth in Section 2.02(a).

“Proceedings” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation, subpoena or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, arbitrator, or mediator.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Units, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Register,” “Registered,” and “Registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Units” means (i) Parent Common Units beneficially owned by the Holders as of the date of this Agreement and (ii) any securities issued or issuable with respect thereto by way of conversion, exchange, replacement, unit dividend, unit split or other distribution or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization or otherwise. For purposes of this Agreement, any Registrable Unit shall cease to be a Registrable Unit upon the earliest to occur of the following: (A) when a Registration Statement covering such Registrable Unit becomes or has been declared effective by the SEC and such Registrable Unit has been sold or disposed of pursuant to such effective Registration Statement, and (B) when such Registrable Unit has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act or in a private transaction exempt from registration under the Securities Act.

“Registration Expenses” shall have the meaning set forth in Section 2.07.

“Registration Statement” means any registration statement of the Parent under the Securities Act that covers any of the Registrable Units pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

Exhibit 10.01

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 2.01(a).

“Shelf Takedown Notice” shall have the meaning set forth in Section 2.01(b).

“Shelf Underwritten Offering” shall have the meaning set forth in Section 2.01(b).

“Suspension Period” shall have the meaning set forth in Section 2.04.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01Shelf Registration.

(a)As promptly as practicable after the date hereof, and in any event within five days following the date hereof, the Parent shall use commercially reasonable efforts to prepare and file a Registration Statement to permit the public resale of the Registrable Units held by the Holders from time to time as permitted by Rule 415 of the Securities Act (a “Shelf Registration Statement”) in accordance with the provisions of this Agreement; provided, that the Parent shall only be obligated to prepare and file one such Shelf Registration Statement pursuant to this Section 2.01 on behalf of the Holders. The Parent shall effect such Shelf Registration Statement using a registration statement on Form S-3 whenever the Parent is eligible to do so, and shall use an Automatic Shelf Registration Statement (as defined in Rule 405 of the Securities Act) if it is a well-known seasoned issuer (as defined under Rule 405 of the Securities Act). The Parent shall use its commercially reasonable efforts to (i) cause such Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective during the Effectiveness Period.

(b)At any time and from time to time following the effectiveness of the Shelf Registration Statement required by Section 2.01(a), any Holder may request to sell all or a portion of their Registrable Units in an underwritten offering that is registered pursuant to such Shelf Registration Statement, including a Block Trade (a “Shelf Underwritten Offering”), provided that such Holder(s) reasonably expect(s) to sell Registrable Units yielding aggregate gross proceeds of at least $200,000,000 from such Shelf Underwritten Offering. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Parent (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Units proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within three Business Days after receipt of any Shelf Takedown Notice, the Parent shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Units (the “Parent Shelf Takedown Notice”) and, subject to the provisions of Section 2.01(d), shall include in such Shelf Underwritten Offering all Registrable Units with respect to which the

Exhibit 10.01
Parent has received written requests for inclusion therein within five Business Days after sending the Parent Shelf Takedown Notice, or, in the case of a Block Trade, as provided in Section 2.03. The Parent shall enter into an underwriting agreement in a form as is customary in underwritten offerings of securities by the Parent with the managing underwriter selected by the Holder(s) requesting such Shelf Underwritten Offering (which managing underwriter shall be subject to approval of the Parent, which approval shall not be unreasonably withheld) and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the disposition of such Registrable Units in accordance with the terms of this Agreement. In connection with any Shelf Underwritten Offering contemplated by this Section 2.01(b), subject to Section 2.04, the underwriting agreement into which each Holder and the Parent shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Parent. Notwithstanding any other provision of this Agreement to the contrary, CenterPoint Energy, Inc. (“CenterPoint”) may not demand more than five Shelf Underwritten Offerings and OGE Energy Corp. (“OGE”) may not demand more than three Shelf Underwritten Offerings, provided that there shall be no more than three Shelf Underwritten Offerings in any 12-month period, of which, no more than two such Shelf Underwritten Offerings in any 12-month period may be demanded by CenterPoint and no more than one such Shelf Underwritten Offering in any 12-month period may be demanded by OGE unless either CenterPoint or OGE shall assign to the other one or more such Shelf Underwritten Offerings in any 12-month period.

(c)If the Parent or any of its Affiliates is conducting or actively pursuing a securities offering of Parent Common Units (other than in connection with any at-the-market offering or similar continuous offering program), then the Parent may suspend any Holder’s right to require the Parent to conduct a Shelf Underwritten Offering pursuant to Section 2.01(b); provided, however, that the Parent may only suspend such Holder’s right to require the Partnership to conduct a Shelf Underwritten Offering once in any six-month period and in no event for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period.

(d)In connection with any Shelf Underwritten Offering, if the managing underwriter advises the Parent that in its opinion the number of Registrable Units proposed to be included in such offering exceeds the maximum number of Parent Common Units that can be sold in such offering without being likely to materially delay or jeopardize the success or timing of the offering (including the price per unit of the Parent Common Units proposed to be sold in such offering), the Parent shall include in such Shelf Underwritten Offering the Registrable Units of the Holders pro rata based on the total amount of Registrable Units requested to be included therein by each such Holder that can be sold without exceeding such maximum number of Parent Common Units.

Section 2.02Piggyback Registration.
(a)If the Parent proposes to file with the SEC (i) a Registration Statement to register any Parent Common Units for an underwritten offering under the Securities Act or (ii) a prospectus supplement relating to the sale of Parent Common Units pursuant to an effective “automatic” registration statement, so long as the Parent is a WKSI at such time or, whether or not the Parent is a WKSI, so long as the Registrable Units were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, in each case for its own account and/or for another Person (such other Person, an “Other Holder”),

Exhibit 10.01
other than on a registration statement on Form S-8 or Form S-4, and the form of registration statement to be used may be used for a registration of Registrable Units (a “Piggyback Registration”), the Parent shall give five Business Days’ written notice to the Holders of its intention to file such registration statement and, subject to this Section 2.02, shall include in such Registration Statement and in any offering of Parent Common Units to be made pursuant to such Registration Statement all Registrable Units with respect to which the Parent has received a written request for inclusion therein from any Holder within three Business Days after such Holder’s receipt of the Parent’s notice. The Parent shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Units in such Piggyback Registration by giving written notice to the Parent of such withdrawal at least two Business Days prior to the time of the public announcement of the Parent’s intention to conduct such underwritten offering.

(b)If a Piggyback Registration is initiated for an underwritten offering on behalf of the Parent or any Other Holder and the managing underwriter(s) advise the Parent that in their opinion the number of Parent Common Units proposed to be included in such offering exceeds the number of Parent Common Units that can be sold in such offering without being likely to materially delay or jeopardize the success or timing of the offering (including the price per unit of the Parent Common Units proposed to be sold in such offering), the Parent shall include in such registration and offering (i) first, the number of Parent Common Units that the Parent or, if such offering was initiated by any Other Holder, any Other Holder proposes to sell and (ii) second, the number of Parent Common Units requested to be included therein by the Holders that have elected to include Registrable Units in such Piggyback Registration, pro rata among all such Holders on the basis of the number of Parent Common Units requested to be included therein by all such Holders or as such Holders and the Parent may otherwise agree and (iii) third, the number of Parent Common Units requested to be included therein by other unitholders of Parent, pro rata among all such unitholders on the basis of the number of Parent Common Units requested to be included therein by all such unitholders or as such unitholders and the Parent may otherwise agree. If the number of Parent Common Units that can be so sold is less than the number of Parent Common Units proposed to be sold by the Parent or any Other Holder pursuant to the Piggyback Registration, the amount of Parent Common Units to be sold shall be fully allocated to the Parent or such Other Holder, as applicable.

(c)In any Piggyback Registration under Section 2.02(b), the Parent shall have the right to select the underwriter or underwriters for any offering conducted pursuant thereto.

(d)None of the Holders shall sell any Registrable Units in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Registrable Units on the basis provided in the underwriting arrangements approved by the Parent and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required of such Holder under the terms of such arrangements.

Section 2.03 Block Trades. Notwithstanding the foregoing, at any time and from time to time when a Shelf Registration Statement is on file with the SEC and is effective, if a Holder wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to be at least, in the aggregate, either (x) $50 million or (y) all

Exhibit 10.01
remaining Registrable Units held by the Holder, then notwithstanding the time periods provided for in Section 2.01(b), such Holder need only to notify the Parent of the Block Trade at least five Business Days prior to the day such offering is to commence and the Parent shall use commercially reasonable efforts to facilitate such Block Trade; provided that the Holders representing a majority of the Registrable Units wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Parent and any underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

Section 2.04Suspension Periods. The Parent may delay the filing or effectiveness of, or by written notice to the Holders suspend the use of, a Shelf Registration Statement in conjunction with a registration of Registrable Units pursuant to Section 2.01, but in each such case only if the Parent determines in good faith that (a) such delay would enable the Parent to avoid disclosure of material information, the disclosure of which at that time would be adverse to the Parent (including by interfering with, or jeopardizing the success of, any pending or proposed acquisition, disposition or reorganization), (b) such filing or use would render the Parent unable to comply with applicable securities Laws or (c) obtaining any financial statements (including required consents) required to be included in any such Shelf Registration Statement (or incorporated therein) would be impracticable. Any period during which the Parent has delayed the filing, effectiveness or use of a Registration Statement pursuant to this Section 2.04 is herein called a “Suspension Period.” During any such Suspension Period, the Holder will be entitled to withdraw any request for a Shelf Underwritten Offering and, if such request is withdrawn, such Shelf Underwritten Offering will not count as a Shelf Underwritten Offering. In no event shall the number of days covered by (i) any one Suspension Period exceed 60 days and (ii) all Suspension Periods in any 360 day period exceed 150 days. The Holders shall keep the existence of each Suspension Period confidential.

Section 2.05Obligations of the Parent and the Holders. (a) Whenever required under Section 2.01 to use commercially reasonable efforts to effect the registration of any Registrable Units, the Parent shall:

(i)as expeditiously as possible, subject to the other provisions of this Agreement, prepare and file with the SEC a Registration Statement with respect to such Registrable Units and cause such Registration Statement to be declared effective (or become automatically effective) under the Securities Act;

(ii)use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective until the earliest date on which any of the following occurs: (A) all Registrable Units covered by such Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (B) there are no longer any Registrable Units outstanding and (C) three years from the date such Registration Statement becomes effective (the “Effectiveness Period”);

(iii)furnish to each selling Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement

Exhibit 10.01
contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed, and provide each such Holder the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) an electronic copy of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto in order to facilitate the public sale or other disposition of the Registrable Units covered by such Registration Statement or other registration statement;

(iv)use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Units for sale in any jurisdiction in the United States;

(v)if applicable, use commercially reasonable efforts to register or qualify such Registrable Units under such other securities or blue sky laws of such U.S. jurisdictions as the Holders reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided, that the Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vi)the Parent shall ensure that a Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the effective date of a Registration Statement, but in any event within one Business Day of such date, the Parent will notify the selling Holders of the effectiveness of such Registration Statement;

(vii)promptly notify the Holders, at any time when delivery of a Prospectus relating to its Registrable Units would be required under the Securities Act, of (A) the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Units, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein, in the light of the circumstances under which

Exhibit 10.01
they were made, not misleading; (B) the Parent’s receipt of any written comments from the SEC with respect to any filing referred to in clause (A) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any Prospectus thereto, the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose, and (C) the receipt by the Parent of any notification with respect to the suspension of the qualification of any Registrable Units for sale under the applicable securities or blue sky laws of any jurisdiction. The Parent agrees to as promptly as practicable amend or supplement the Prospectus or take other appropriate action so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(viii)upon request, furnish to each selling Holder, subject to appropriate confidentiality obligations, copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Units;

(ix)otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as promptly as practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(x)use commercially reasonable efforts to cause the Registrable Units to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Parent to enable the selling Holders to consummate the disposition of such Registrable Units; provided, however, that the Parent shall not be required to qualify or register as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or registered or where it would be subject to taxation as a foreign corporation;

(xi)in the case of a Shelf Underwritten Offering requested pursuant to Section 2.01(b) or a Block Trade requested pursuant to Section 2.03, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind;

(xii)in the case of a Shelf Underwritten Offering requested pursuant to Section 2.01(b) or a Block Trade requested pursuant to Section 2.03, use commercially reasonable efforts to (A) cause the Parent’s independent accountants to provide customary “cold comfort” letters to the managing underwriter(s) of such offering in

Exhibit 10.01
connection therewith and (B) cause the Parent’s counsel to furnish customary legal opinions to such underwriters in connection therewith; and

(xiii)use commercially reasonable efforts to cause all such Registrable Units to be listed on each National Securities Exchange on which securities of the same class issued by the Parent are then listed.

(b)It shall be a condition precedent to the obligations of the Parent to take any action pursuant to this Agreement that the Holders shall furnish to the Parent such information regarding itself, the Registrable Units held by it, and the intended method of disposition of such securities as the Parent shall reasonably request and as shall be required in connection with the action to be taken by the Parent.

(c)The Holders agree by having their Parent Common Units treated as Registrable Units hereunder that, upon being advised in writing by the Parent of the occurrence of an event pursuant to Section 2.05(a)(vii) when the Parent is entitled to do so pursuant to Section 2.04, the Holders will immediately discontinue (and direct any other Persons making offers and sales of Registrable Units to immediately discontinue) offers and sales of Registrable Units pursuant to any Registration Statement until it is advised in writing by the Parent that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 2.05(a)(vii), and, if so directed by the Parent, the Holders will deliver to the Parent all copies, other than permanent file copies then in the Holders’ possession, of the Prospectus covering such Registrable Units current at the time of receipt of such notice.

(d)The Parent may prepare and deliver an issuer free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free writing prospectus. No seller of Registrable Units may use a free writing prospectus to offer or sell any such Registrable Units without the Parent’s prior written consent.

(e)It is understood and agreed that the Parent shall not have any obligations under this Article II at any time following the termination of this Agreement, unless an underwritten offering in which any Holder participates has been priced, but not completed, prior to the applicable date of such termination, in which event the Parent’s obligations under this Section 2.05 shall continue with respect to such offering until it is so completed.

Section 2.06Other Registration Rights Agreements. The Parent has not entered into and unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Units in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Parent Common Units to include Parent Common Units in any Registration Statement filed by the Parent on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder.

Section 2.07Expenses of Registration. All expenses incurred in connection with any Registration pursuant to Section 2.01 and any Registration pursuant to Section 2.02 of this Agreement, and any offerings under the Registration Statements filed in such Registrations,

Exhibit 10.01
excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), fees of the Financial Industry Regulatory Authority, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), and the fees and disbursements of counsel for the Parent (“Registration Expenses”), shall be paid by the Parent. The Holders shall bear and pay the underwriting discounts and commissions applicable to securities offered for their account in connection with any Registrations, Block Trades and underwritten offerings made pursuant to this Agreement.

Section 2.08Indemnification. The Parent shall indemnify, to the fullest extent permitted by Law, the Holders and their respective directors, officers, affiliates, employees, agents and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) relating to the Registrable Units arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Parent by any Holder or to the Parent by any participating underwriter for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto. In connection with an underwritten offering in which any Holder participates conducted pursuant to a registration effected hereunder, the Parent shall indemnify each participating underwriter to the same extent as provided above with respect to the indemnification of the Holders.

(a)In connection with any Registration Statement in which any Holder is participating, such Holder shall furnish to the Parent in writing such information as the Parent reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and such Holder shall indemnify to the fullest extent permitted by Law, the Parent and its respective directors, officers, affiliates, employees, agents and each Person who controls Parent (within the meaning of the Securities Act or the Exchange Act), against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Parent by or on behalf of such participating Holder expressly for use therein. In connection with an underwritten offering conducted pursuant to a registration effected hereunder, the participating Holders shall indemnify each participating underwriter to the same extent as provided above with respect to the indemnification of the Parent.

Exhibit 10.01
(b)Any Person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (2) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure to so notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person that are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case each such indemnified Person shall be entitled to use separate counsel. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, of a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification.

(c)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer or director of such indemnified Person and shall survive the transfer of securities and the termination of this Agreement, but only with respect to offers and sales of Registrable Units made before such termination.

(d)If the indemnification provided for in or pursuant to this Section 2.08 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 2.09Lockup. The Holders shall, in connection with any underwritten offering of Parent Common Units, upon the request of the underwriters managing the underwritten

Exhibit 10.01
offering of Parent Common Units, agree in writing not to effect any sale, disposition or distribution of any Registrable Units (other than that included in such Registration) without the prior written consent of the underwriters for such period of time as such underwriters may specify, but in no event to exceed 10 days prior to the date of the Prospectus and 60 days from the date of the Prospectus.
ARTICLE III

MISCELLANEOUS

Section 3.01Termination. Except as provided in Section 2.08, this Agreement and all obligations of the Parent and each of the Holders hereunder shall automatically terminate and have no further force or effect as of the earlier of (i) the date on which the aggregate beneficial ownership of the Holders is less than 5% of the Registrable Units held by the Holders on the date hereof, and (ii) the date that is three years from the date here.

Section 3.02Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Schedule, Section, Article and subsection refer to the corresponding Schedules, Sections, Articles and subsections of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; and (j) all references to money refer to the lawful currency of the United States. The Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

Section 3.03Amendment and Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the Parent and Holders holding a majority of the then outstanding Registrable Units; provided, however, that notwithstanding the foregoing, any amendment, modification or supplement hereto that adversely affects one Holder, solely in its capacity as a holder of the Parent Common Units, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.

Section 3.04Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Exhibit 10.01
Section 3.05Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email transmission, or mailed by a nationally recognized overnight courier, postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

If to Parent to:

Energy Transfer LP
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attention: General Counsel
E-Mail: tom.mason@energytransfer.com

with a copy to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: William N. Finnegan IV
Kevin Richardson
E-Mail: bill.finnegan@lw.com
kevin.richardson@lw.com

and if to any Holder, at such Holder’s address or facsimile number as set forth in the Parent’s books and records.

Section 3.06Transfer or Assignment of Registration Rights. The rights to cause the Parent to register Registrable Units under Article II may be transferred or assigned by each Holder only to one or more transferees or assignees of Registrable Units that is an Affiliate of such Holder; provided, that (a) the Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such Affiliate transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such Affiliate transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 3.07Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Parent or any successor or assign of the Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.08Third Party Beneficiaries. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person other than the Parties, including any creditor of any Party

Exhibit 10.01
or any of their Affiliates, except that Section 2.08 shall inure to the benefit of the Persons referred to therein. No Person other than the Parties shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any liability (or otherwise) against any other Parties hereto.

Section 3.09Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.

Section 3.10Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction by any applicable Governmental Authority, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, such provision shall be invalid, illegal or unenforceable only to the extent strictly required by such Governmental Authority, to the extent any such provision is deemed to be invalid, illegal or unenforceable, each Party agrees that it shall use its reasonable best efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible and to the extent that the Governmental Authority does not modify such provision, each Party agrees that it shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible.

Section 3.11Facsimiles; Electronic Transmission; Counterparts. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) by any Party and such execution shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

Section 3.12Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 3.13Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

Section 3.14Consent to Jurisdiction. Each Party hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made in accordance with Section 3.05 addressed to such Party at the address specified pursuant to Section 3.05. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such action or proceeding, to the exclusive jurisdiction of

Exhibit 10.01
the Superior Court of the State of Delaware (Complex Commercial Division) or, if the subject matter jurisdiction over the matter that is the subject of any such Proceedings is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate courts of any thereof (collectively, the “Courts”), for the purposes of any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent in accordance with Section 3.05 to such Party’s address set forth in Section 3.05 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

Section 3.15WAIVER OF JURY TRIAL. EACH PARTY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

Section 3.16Remedies. The Parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is hereby agreed that, prior to the valid termination of this Agreement pursuant to Section 3.01, the Parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, to prevent breaches of this Agreement, and to specifically enforce compliance with this Agreement. In connection with any request for specific performance or equitable relief, each of the Parties hereto hereby waives any requirement for security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to such party. The Parties further agree that, by seeking the remedies provided for in this Section 3.16, no Party hereto shall in any respect waive its right to seek any other form of relief that may be available to it (i) under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 3.16 are not available or otherwise are not granted, or (ii) under the Merger Agreement.

[Signature Pages Follow]

Exhibit 10.01
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

ENERGY TRANSFER LP

By: LE GP, LLC., its general partner

By: /s/ Bradford D. Whitehurst

Name: Bradford D. Whitehurst
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Exhibit 10.01

CENTERPOINT ENERGY, INC.

By: /s/ Jason P. Wells
Name: Jason P. Wells
Title: Executive Vice President and
Chief Financial Officer

SIGNATURE PAGE TO
REGISTRATION RIGHTS AGREEMENT

Exhibit 10.01

OGE ENERGY CORP.

By: /s/ Sean Trauschke
Name: Sean Trauschke
Title: Chairman, President and CEO

SIGNATURE PAGE TO
REGISTRATION RIGHTS AGREEMENT

Exhibit 10.01

Schedule I
Holders

Name	Number of Parent Common Units
CenterPoint Energy, Inc.	200,999,767
OGE Enogex Holdings, LLC	95,389,720

Schedule I